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                                                                   EXHIBIT 10.17


                             PENN-AKRON CORPORATION

                         EXECUTIVE EMPLOYMENT AGREEMENT


         EXECUTIVE EMPLOYMENT AGREEMENT (hereinafter referred to as the "Agreement") made as of January 1, 2000, between KENNETH M. HERMAN, an individual residing at 9107 Peachford Circle, Dunwoody, Georgia 30338 (hereinafter referred to as the "Executive") and Penn-Akron Corporation, a Nevada corporation, with Georgia offices at 1355 Terrell Mill Road S.E., Marietta, GA 30067 (hereinafter referred to as the "Employer").


                                    RECITALS:

         WHEREAS, the Employer desires to employ the Executive, and the Executive desires to serve as an Executive of the Employer on the terms and conditions hereinafter set forth.

         NOW THEREFORE, in consideration of the mutual covenants and promises of the parties hereto, the Employer and the Executive agree as follows:

                               TERMS OF AGREEMENT:

         1. Employment: The Employer hereby agrees to employ the Executive as President to perform managerial and executive functions of the Employer, and the Executive hereby agrees to perform such services for the Employer on the terms and conditions hereinafter stated, subject to the directives of the Board of Directors of the Employer.

         2. Term of Employment: The term of this Agreement shall begin on January 1, 2000 and shall continue in full force and effect until April 1, 2002; provided, however, that this Agreement shall be automatically renewed on a year-to-year basis thereafter unless terminated by either party on at least six
(6) months prior written notice during any given year, unless sooner terminated as provided herein. Notwithstanding the foregoing, the Employer may terminate this Agreement at any time without cause upon one (1) days written notice to Executive in which event the Employer shall pay severance to Executive pursuant to Section 8(g) hereof.

         3.       Compensation:

                  (a) Base Compensation - During the term of this Agreement, for all services rendered by Executive under this Agreement, the Employer shall pay the Executive an annual base salary of One Hundred Ten Thousand Dollars ($110,000.00) per annum, payable at a rate of Four Thousand Five Hundred Eighty Three and Thirty Three Cents ($4,583.33) on the fifteenth and last day of each month. It is understood that foregoing base salary is the base salary in effect for the Employer's 2000 fiscal year and that such base salary may be increased by the Board of Directors from time to time in its sole and absolute discretion.

                  (b) Special Compensation - The Executive will receive additional quarterly cash/stock performance bonuses at the sole and absolute discretion of the Board of Directors of the Employer.

         4. Stock Option: During the term of this agreement, Executive shall have the right to participate in any Stock Option Plan or other Stock Incentive plan that may currently be offered or may be offered in the future.

         5. Fringe Benefits: During the term of this agreement, Executive shall have the right to participate in any Fringe benefits that the Employer may currently offer or offer to its Employees in the future.

         6. Duties and Extent of Services: Upon the execution of this Agreement and throughout its term, the Executive shall assume the position of President for the Employer and shall undertake all of the duties incident to

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PENN-AKRON CORPORATION
EMPLOYMENT AGREEMENT FOR: KENNETH M. HERMAN
JANUARY 1, 2000
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such office in addition to rendering all such other management duties as the
Board of Directors may reasonably request. The parties hereto shall take whatever action is necessary to cause the election or appointment of the Executive to such position. The Executive shall exert his best efforts and shall devote his full time and attention to the affairs of the Employer and shall not be engaged in or concerned with any other duties or pursuits whatsoever for pecuniary gain requiring his personal services without the prior written consent of the Employer.

         7. Vacation: During each year of the term of this Agreement, the Executive shall be entitled to Three (3) weeks vacation, the time of which shall be subject to the prior approval of the Chief Executive Officer of the Employer.

         8. Termination: Unless renewed as provided herein, the Executive's employment hereunder shall terminate on April 1, 2002, or sooner upon the occurrence of any of the following events:

                  (a) The Executive's death;

                  (b) The termination of the Executive's employment hereunder by the Employer, at its option, to be exercised by written notice from the Employer to the Executive, upon the Executive's incapacity or inability to perform his services as contemplated herein for a period of at least forty-five (45) consecutive days or an aggregate of Sixty (60) non-consecutive days during any Three (3)-month period during the term hereof due to the fact that his physical or mental health shall have become impaired so as to make it impossible or impractical for him to perform the duties and responsibilities contemplated for him hereunder; or

                  (c) The termination for cause of the Executive's employment hereunder by the Employer, at its option, to be exercised by written notice from the Employer to the Executive in the event the Executive is derelict in his duties or commits any misconduct with respect to the Employer's affairs and such dereliction or misconduct shall continue for a period of Five (5) days after the Employer shall have given the Executive written notice specifying such dereliction or misconduct, and advising him that the Employer shall have the right to terminate his employment hereunder in the event such misconduct continues through such Five (5) day period.

                  (d) In the event that the Executive commits an act constituting common law fraud or any crime, which could reasonably be expected to have an adverse impact on the Employer, its business or assets.

                  (e) In the event that the Executive should fail (otherwise than on account of illness or other incapacity) or refuse to carry out the reasonable directives of the Board of Directors of the Employer, and such failure or refusal shall continue for a period of Five (5) days after the Employer shall have given the Executive written notice specifying such directives and wherein the Executive has failed or refused to carry out the same, and advising him that the Employer shall have the right to terminate his employment hereunder in the event such failure or refusal continues through such Five (5) day period.

                  (f) Cessation of the Employer's business.

                  (g) If (i) the Employer terminates this Agreement pursuant to
Section 2 hereof without cause or (ii) there is a Change in Control (as hereinafter defined) that occurs prior to the expiration or termination of this Agreement and, within Three (3) months after the Change in Control, (A) Executive's employment is terminated by the Employer otherwise than for the reasons set forth in Sections (8)(a), (b), (c), (d), (e) and/or (f) hereof or
(B) Executive terminates his employment for Good Reason (as hereinafter defined), then Employer shall pay to Executive as severance pay, a total amount equal to (i) his annual base salary, payable in Twelve (12) equal consecutive monthly installments (without interest) beginning One (1) month after such termination plus (ii) the fringe benefits described in Section 5(a) for the Twelve (12)-month period commencing on the effective date of such termination.

         Executive expressly understands that payment of such severance pay and benefits (or portion thereof if such payments terminate pursuant to the last sentence of this paragraph) represents liquidated damages in full and final settlement of any and all amounts owed by Employer to Executive under this Agreement or otherwise except for the accrued portion, if any, of any bonus, stock option, commission, vacation or other benefit to which Executive is expressly entitled pursuant to any formal, written plan or agreement maintained by the Employer.



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PENN-AKRON CORPORATION
EMPLOYMENT AGREEMENT FOR: KENNETH M. HERMAN
JANUARY 1, 2000
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                  (h) As used in this Agreement, the following terms have the meanings set forth below:

                           (i) "Affiliate" of a person means any person directly
or indirectly controlling, controlled by or under common control with the first person.

                           (ii) "Associate" has the meaning ascribed thereto in
Rule 12b-2 under the Exchange Act as in effect on the date hereof.

                           (iii) "Change in Control" means the occurrence of any
of the following events:

                                    (A) A consolidation, merger, combination or
other transaction between Parent or Employer, and any other corporation or other legal entity (other than an Affiliate of Parent or Employer) in which shares of common stock of Parent or Employer are exchanged for or changed into other stock or securities, cash and/or other property, if as a result of such transaction less than fifty percent (50.0%) of the combined voting power of the common stock (or other securities entitled to vote generally in the election of directors) of the surviving or resulting entity is beneficially owned (as hereinafter defined) by the beneficial owners of the Parent's or Employer's common stock as the case may be as of the date hereof ("Current Shareholders") and the number of persons serving on the Board of Directors of the surviving or resulting entity who are Affiliates, Associates, designees or nominees of any single "person" (as defined in Section 13(d)(3) of the Exchange Act) other than the Current Shareholders is greater than the number of persons serving on such Board of Directors who are Affiliates, Associates, designees or nominees of the Current Shareholders;

                                    (B) A sale of all or at least seventy
percent (70.0%) (measured by book value as of the most recent annual or quarterly balance sheet) of the assets of Parent or Employer to another corporation or other legal entity (other than one of the Current Shareholders or any Affiliate of Parent or Employer); and

                                    (C) A sale or other disposition of shares of
common stock of Parent or Employer by the Current Shareholders to any corporation or other legal entity (other than one of the Current Shareholders or any Affiliate of Parent or Employer) as a result of which less than fifty percent (50.0%) of the then-outstanding common stock of Parent or Employer is beneficially owned (as hereinafter defined) by the Current Shareholders and the number of persons serving on Parent's or Employer's Board of Directors who are Affiliates, Associates, designees or nominees of any single "person" (as defined in Section 13(d)(3) of the Exchange Act) other than the Current Shareholders is greater than the number of persons serving on Parent's or Employer's Board of Directors who are Affiliates, Associates, designees or nominees of the Current Shareholders.

         Beneficial ownership will be determined by applying the definition set forth in Rule 13d-3 under the Exchange Act as in effect on the date hereof. Also, for purposes of this Agreement, any person who, on the date on which a Change in control occurs, is serving on Parent's or Employer's Board of Directors will deemed to be an Affiliate, Associate, designee or nominee of the Current Shareholders after the Change in Control for as long as such person serves as a director of Parent or Employer or of any entity that survives or results from a transaction described in Section 8(h)(iii).

                           (iv) "Employer" includes any successor to all or
substantially all of the business or assets of the Employer.

                           (v) "Exchange Act" means the Securities Exchange Act
of 1934, as amended form time to time.

                           (vi) "Good Reason" means that, following a Change in
Control and without Executive's written consent, (A) there has been a material and significant adverse change in the nature or scope of Executive's authority, duties or responsibilities in effect immediately prior to the Change in Control;
(B) there has been a reduction in Executive's annual base salary in effect immediately prior to the Change in Control or an adverse change in Executive's total compensation such that Executive's compensation and benefits in the aggregate are not materially comparable to his aggregate compensation and benefits in effect immediately prior to the Change in Control; or (C) the principal place of Executive's employment is relocated to a place that is more than one hundred (100) miles from the principal place of Executive's employment immediately prior to the Change in Control or Executive is required to be away from his office in the course of discharging his duties and responsibilities materially and significantly more than was required prior to the Change in Control.



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PENN-AKRON CORPORATION
EMPLOYMENT AGREEMENT FOR: KENNETH M. HERMAN
JANUARY 1, 2000
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         In the event of any termination (other than by the Employer without cause on thirty (30) days' notice pursuant to Section 2), the Employer shall pay to the Executive such portion of his annual base salary payable to the date such termination becomes effective (reduced by any amount payable pursuant to any disability insurance policies), and thereafter the Executive shall have no claim for any further compensation hereunder; provided, however, that in the event of the Executive's death, his death shall be deemed to have occurred on the last day of the month in which he dies. Upon any termination Executive shall also receive all the benefits to which he is entitled under the Consolidated Omnibus Budget Reconciliation Act ("COBRA"), provided that if the Executive is entitled to receive severance and fringe benefits described in Section 8(g), COBRA benefits shall commence at the expiration of the twelve (12) month (or such shorter period) as is provided in such Section.

         9. Restrictions On The Executive: During the period commencing on the date hereof and ending one year after the termination of the Executive's employment by the Employer for any reason, the Executive shall not directly or indirectly induce or attempt to induce any of the Executives of the Employer to leave the employ of Employer.

         10. Covenant Not To Compete: During the period commencing on the date hereof, and ending twelve months after the termination of the Executive's employment for any reason, the Executive shall not, except as a passive investor in publicly held companies, engage in, or own or control any interest in, or act as principal, director, officer or Executive of, or consultant to, any firm or corporation which is in direct competition with the Employer.

         11.      Proprietary Information:

                  (a) For purposes of this Agreement, "proprietary information" shall mean any proprietary information relating to the business of the Employer or its Parent or any entity in which the Employer or its Parent has a controlling interest that has not previously been publicly released by duly authorized representatives of the Employer and shall include (but shall not be limited to) information encompassed in all proposals, marketing and sales plans, financial information, costs, pricing information, computer programs (including without limitation source code, object code, algorithms and models), customer information, customer lists, and all methods, concepts, know-how or ideas in or reasonably related to the business of Employer or any entity in which the Employer has a controlling interest. The Executive agrees to regard and preserve as confidential all proprietary information, whether he has such information in his memory or in writing or other tangible or intangible form. The Executive will not, without written authority from the Employer to do so, directly or indirectly, use for his benefit or purposes, nor disclose to others, either during the term of his employment hereunder or thereafter, any proprietary information except as required by the conditions of his employment hereunder or pursuant to court order (in which case Executive shall give the Employer prompt written notice so that the Employer may seek a protective order or other appropriate remedy and/or waive compliance with the provisions of this Agreement. The Executive agrees not to remove from the premises of the Employer or any subsidiary or affiliate of the Employer, except as an Executive of the Employer in pursuit of the business of the Employer or any of its subsidiaries, affiliates or any entity in which the Employer has a controlling interest, or except as specifically permitted in writing by the Employer, any document or object containing or reflecting any proprietary information. The Executive recognizes that all such documents and objects, whether developed by him or by someone else, are the exclusive property of the Employer. Proprietary information shall not include information which is presently in the public domain or which comes into the public domain through no fault of the Executive or which is disclosed to the Executive by a third party lawfully in possession of such information with a right to disclose same.

                  (b) All proprietary information and all of the Executive's interest in trade secrets, trademarks, computer programs, customer information, customer lists, Executive lists, products, procedure, copyrights, patents and developments hereafter to the end of the period of employment hereunder developed by the Executive as a result of, or in connection with, his employment hereunder, shall belong to the Employer; and without further compensation, but at the Employer's expense, forthwith upon request of the Employer, Executive shall execute any and all such assignments and other documents and take any and all such other action as Employer may reasonably


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PENN-AKRON CORPORATION
EMPLOYMENT AGREEMENT FOR: KENNETH M. HERMAN
JANUARY 1, 2000
PAGE 5 OF 6


request in order to vest in Employer all the Executive's right, title and interest in and to all of the aforesaid items, free and clear of liens, charges and encumbrances.

                  (c) The Executive expressly agrees that the covenants set forth in Sections 9, 10 and 11 of this Agreement are being given to Employer in connection with the employment of the Executive by Employer and that such covenants are intended to protect Employer against the competition by the Executive, within the terms stated, to the fullest extent deemed reasonable and permitted in law and equity. In the event that the foregoing limitations upon the conduct of the Executive are beyond those permitted by law, such limitations, both as to time and geographical area, shall be, and be deemed to be, reduced in scope and effect to the maximum extent permitted by law.

         12. Injunctive Relief: The Executive acknowledges that the injury to the Employer resulting from any violation by him of any of the covenants contained in this Agreement will be of such a character that it cannot be adequately compensated by money damages, and, accordingly, the Employer may, in addition to pursuing its other remedies, obtain an injunction from any court having jurisdiction of the matter restraining any such violation.

         13. Representation of Executive: The Executive represents and warrants that neither the execution and delivery of this Agreement nor the performance of his duties hereunder violates the provisions of any other agreement to which he is a party or by which he is bound.

         14. Parties; Non-Assignability: As used herein, the term the "Employer" shall mean and include the Employer, its Parent and any subsidiary thereof and any successor thereto unless the context indicates otherwise. Any assignment of this Agreement shall be subject to the provisions of Section 8(g). This Agreement and all rights hereunder are personal to the Executive and shall not be assignable by him and any purported assignment shall be null and void and shall not be binding on the Employer.

         15. Entire Agreement: This Agreement contains the entire agreement between the parties hereto with respect to the transactions contemplated herein and supersedes all previous representations, negotiations, commitments, and writing with respect thereto.

         16. Amendment or Alteration: No amendment or alteration of the terms of this Agreement shall be valid unless made in writing and signed by all of the parties hereto.

         17. Choice of Law: This Agreement shall be governed by the laws of the State of Georgia.

         18. Arbitration: Any controversy, claim, or breach arising out of or relating to this Agreement or the breach thereof shall be settled by arbitration in Marietta Georgia in accordance with the rules of the American Arbitration Association and the judgment upon the award rendered shall be entered by consent in any court having jurisdiction thereof.

         19. Notices: Any notices required or permitted to be given under this Agreement shall be sufficient if in writing, and if sent by registered mail to the residence of the Executive, or to the principal office of the Employer, respectively.

         20. Waiver of Breach: The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach by any of the parties hereto.

         21. Binding Effect: The terms of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective personal representatives, heirs, administrators, successors, and permitted assigns.


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PENN-AKRON CORPORATION
EMPLOYMENT AGREEMENT FOR: KENNETH M. HERMAN
JANUARY 1, 2000
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         22.      Gender: Pronouns in any gender shall be construed as
masculine, feminine, or otherwise as the context requires in this Agreement.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.



PENN-AKRON CORPORATION




By:
         ----------------------------
         Kenneth M. Herman
         Chairman of the Board of Directors, President


EXECUTIVE:



By:
         ----------------------------
         Kenneth M. Herman